Exhibit 99.2

pebblebrook HOTEL TRUST

sofitel philadelphia
philadelphia, pennsylvania

Property Information:

Acquisition Price:	$87.0M ($284K per room)
Location:	Philadelphia, PA
Acquired:	December 3, 2010
Rooms:	306
Type:	Upper-Upscale, Full-Service
Built/Converted:	1964; 2000

Property Amenities:
- 306 guest rooms, including 68 suites
- Historic building once housed the Philadelphia Stock Exchange
- Four-fixture bathrooms with French bathroom amenities
- Two floors totaling approximately 15,000 SF of meeting space, including the 4,500-SF Paris Ballroom
- Chez Colette, a charming brasserie offering French-style breakfast cuisine
- Liberté, a chic bar and lounge overlooking the streetscape, serving lunch and dinner
- Fitness center
- On-site indoor parking

Historical Performance and Valuation:

Estimated Discount to Replacement Cost:	30% - 35%
2009 Occupancy	77%
2009 ADR:	$169
Forward 12-Month Cap Rate (Projected NOI)[1]:	4.4% - 5.1%

[1] Based on previously disclosed forecasted net operating income after capital reserves




Market Highlights:

Market Overview:
- The Philadelphia downtown submarket has office space totaling over total 40 million square feet.
- The Philadelphia Center City hotel market has a trailing twelve month occupancy of 72%, which represents a solid base for additional occupancy and rate growth.
- Convention center expansion is expected to double its available exhibition space in spring 2011 and attract more city-wide conventions.
- Well educated population with top-tier educational institutions including: University of Pennsylvania, Temple University, Villanova University and Drexel University.




Demand Generators:
- Philadelphia Convention Center is in the process of a major expansion that is projected to yield :
  - *A significant increase in room nights annually*
  - *More than $140 million in annual economic impact*
- Large quantity of leisure demand generators:
  - *Franklin Institute of Science*
  - *Independence Hall Visitor Center*
  - *Liberty Bell*
  - *National Constitution Center*
  - *Philadelphia Museum of Art*
  - *Philadelphia Zoo*
  - *African American Museum*
  - *Barnes Foundation*
  - *Pennsylvania Academy of Fine Art*
- Five major professional sports teams



Philadelphia Market Operating Performance
ADR ($)
RevPAR ($)
Occupancy (%)
2000-2009 ADR CAGR: 1.0%
2000-2009 RevPAR CAGR: 2.1%
$170
$145
$120
$95
$70
75%
70%
65%
60%
55%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009

Competitive Set:

Hotels	Map Marker	Rooms	Year Opened
Sofitel Philadelphia	★	***306***	***2000***
Westin Philadelphia	1	294	1990
Hyatt at The Belleview	2	172	1904
Ritz-Carlton Philadelphia	3	299	2000
Loews Philadelphia	4	581	2000
Hilton The Inn @ Penn	5	238	1999
Total (excluding the Sofitel Philadelphia)		**1,584**	



Investment Highlights:

Strengths
- High barriers to entry
- Premiere Center City location
- High-quality asset
- Strong market performance history
- Attractive contemporary design
- Significant discount to replacement cost

Opportunities
- Convention center expansion
- Bar/restaurant reconfiguration
- Improved cash flow through asset management
- Enhanced revenue management and positioning strategies

This summary information sheet contains certain "forward-looking" statements relating to, among other things, hotel EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use the words "projected," "expected," and "estimated" or other similar expressions, we are identifying forward-looking statements. The forward-looking statements on this summary information sheet are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. All information on this sheet is as of December 3, 2010. We undertake no duty to update the information to conform to actual results or changes in our expectations. For additional information, please visit our website at www.pebblebrookhotels.com